                                                                    EXHIBIT (11)

                              BRC HOLDINGS, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                           Years ended December 31,
                                       -----------------------------------------------------------------
                                           1996          1995         1994         1993         1992
                                       ------------  ------------  -----------  -----------  -----------
Common and common equivalent share:
 Income (loss) from continuing
  operations.........................  $(5,612,000)  $11,032,000   $ 8,617,000   $1,615,000   $2,338,000
   Add interest income on assumed
    investment of excess proceeds
    from stock option exercises
    under the modified treasury
    stock method, net of tax.........          ---           ---           ---      429,000          ---
                                       -----------   -----------   -----------   ----------   ----------
  Adjusted income (loss) from
    continuing operations............   (5,612,000)   11,032,000     8,617,000    2,044,000    2,338,000

  Income (loss) from
    discontinued operations..........    4,246,000      (337,000)    4,772,000      790,000    4,264,000
  Extraordinary item.................          ---           ---           ---          ---       75,000
  Cumulative effect of accounting
    change...........................          ---           ---           ---    4,352,000          ---
                                       -----------   -----------   -----------   ----------   ----------
  Net income (loss) applicable
    to common shares.................  $(1,366,000)  $10,695,000   $13,389,000   $7,186,000   $6,677,000
                                       ===========   ===========   ===========   ==========   ==========

Weighted-average number of
  shares outstanding.................    6,645,000     6,352,000     5,807,000    5,045,000    4,651,000
Additional weighted-average shares
  from assumed exercise of dilutive
  stock options and warrants, net
  of shares assumed to be repur-
  chased with proceeds at the
  average market price during
  the period.........................          ---       180,000       267,000      723,000      332,000
                                       -----------   -----------   -----------   ----------   ----------
                                         6,645,000     6,532,000     6,074,000    5,768,000    4,983,000
                                       ===========   ===========   ===========   ==========   ==========

Earnings (loss) per common and
  common equivalent share:
    Continuing operations............  $      (.85)  $      1.69   $      1.42   $      .35   $      .47
    Discontinued operations..........          .64          (.05)          .78          .14          .86
    Extraordinary item...............          ---           ---           ---          ---          .01
    Cumulative effect of accounting
     change..........................          ---           ---           ---          .75          ---
                                       -----------   -----------   -----------   ----------   ----------
      Net income (loss)..............  $      (.21)  $      1.64   $      2.20   $     1.24   $     1.34
                                       ===========   ===========   ===========   ==========   ==========


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

                              BRC HOLDINGS, INC.
                  COMPUTATION OF EARNINGS PER SHARE (CONT'D.)


                                                           Years ended December 31,
                                       -----------------------------------------------------------------
                                           1996          1995         1994         1993         1992
                                       ------------  ------------  -----------  -----------  -----------
Assuming full dilution:
 Income (loss) from continuing
  operations.........................  $(5,612,000)  $11,032,000   $ 8,617,000   $1,615,000   $2,338,000
   Add interest income on assumed
    investment of excess proceeds
    from stock option exercises
    under the modified treasury
    stock method, net of tax.........          ---           ---           ---      239,000          ---
   Add interest expense on
    debentures or convertible
    notes, net of tax................          ---        20,000       266,000      554,000      625,000
                                       -----------   -----------   -----------   ----------   ----------
  Adjusted income (loss) from
    continuing operation.............   (5,612,000)   11,052,000     8,883,000    2,408,000    2,963,000

  Income (loss) from
    discontinued operations..........    4,246,000      (337,000)    4,772,000      790,000    4,264,000
  Extraordinary item.................          ---           ---           ---          ---       83,000
  Cumulative effect of accounting
    change...........................          ---           ---           ---    4,352,000          ---
                                       -----------   -----------   -----------   ----------   ----------
  Adjusted net income (loss).........  $(1,366,000)  $10,715,000   $13,655,000   $7,550,000   $7,310,000
                                       ===========   ===========   ===========   ==========   ==========
Weighted-average number of
  shares outstanding.................    6,645,000     6,352,000     5,807,000    5,045,000    4,651,000
Additional weighted-average shares
  from assumed exercise of dilutive
  stock options and warrants, net
  of shares assumed to be repur-
  chased with proceeds at the
  greater of average market price
  during the period or year-end
  market price.......................          ---       197,000       274,000      723,000      337,000
Additional weighted-average shares
  from assumed conversion of
  debentures or convertible notes....          ---        95,000       311,000      643,000      714,000
                                       -----------   -----------   -----------   ----------   ----------
                                         6,645,000     6,644,000     6,392,000    6,411,000    5,702,000
                                       ===========   ===========   ===========   ==========   ==========
Earnings (loss) per share assuming
  full dilution:
    Continuing operations............  $      (.85)  $      1.66   $      1.39   $      .38   $      .52
    Discontinued operations..........          .64          (.05)          .75          .12          .74
    Extraordinary item...............          ---           ---           ---          ---          .02
    Cumulative effect of accounting
      change.........................          ---           ---           ---          .68          ---
                                       -----------   -----------   -----------   ----------   ----------
      Net income (loss)..............  $      (.21)  $      1.61   $      2.14   $     1.18   $     1.28
                                       ===========   ===========   ===========   ==========   ==========

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